Exhibit 1.1

DESARROLLADORA HOMEX, S.A. DE C.V.

• Common Shares
In the form of Common Shares or American Depositary Shares
each representing Six Common Shares
Plus an option to purchase from the Company up to • additional Common Shares to cover over-allotments.

Form of Underwriting Agreement

New York, New York
January •, 2006

To the Representative
named in Schedule I
hereto of the Underwriters
named in Schedule III
hereto

Ladies and Gentlemen:

Pursuant to the terms and conditions set forth herein, EIP Investment Holding LLC BVBA (“EIP”) and Eugenia Guakil Aben, Estrella Dabah Kanan and Elaine Sandra Klineberg Craster (the “Mexican Selling Shareholders,” and, together with EIP, the “Selling Shareholders”) propose to sell to the several Underwriters named in Schedule III hereto, for whom the Representative (as hereinafter defined) is acting as representative, • common shares, no par value (“Common Shares”), of Desarrolladora Homex, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), (such Common Shares to be sold by the Selling Shareholders herein called the “Underwritten Shares”).  The Selling Shareholders also propose to grant to the Underwriters an option to purchase up to • Common Shares to cover over-allotments (the “Option Shares” and together with the Underwritten Shares, the “Shares”).  The number of Underwritten Shares and Option Shares proposed to be sold by each Selling Shareholder is set forth in Schedule II hereto.

It is understood that the Company and the Selling Shareholders are concurrently entering into an underwriting agreement (the “Mexican Underwriting Agreement” and, together with this Underwriting Agreement, the “Global Underwriting Agreements”) providing for the sale to Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex (the “Mexican Underwriter”) by the Selling Shareholders of an aggregate of • Common Shares (the Common Shares to be sold by the Selling Shareholders pursuant to the Mexican Underwriting Agreement being hereinafter called the “Mexican Underwritten Shares”) and providing for the grant to the Mexican Underwriter of an option to purchase from the Selling Shareholders up to • additional Common Shares (the “Mexican Option Shares” and together with the “Mexican Underwritten Shares,” the “Mexican Shares” and together with the Shares, the “Global Shares”).

You have advised the Selling Shareholders that the Underwriters may elect to cause the Selling Shareholders to deposit on behalf of the Underwriters all or any portion of the Common Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of June 28, 2004 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, as depositary (the “Depositary”) and all holders from time to time of the ADSs (as hereinafter defined).  Upon deposit of any Common Shares, the Depositary will issue American Depositary Shares (the “ADSs”) representing the Common Shares so deposited.  The ADSs will be evidenced by American Depositary Receipts (the “ADRs”).  Each ADS represents six Common Shares and each ADR may represent any number of ADSs.  Unless the context otherwise requires, the terms “Underwritten Securities”, “Option Securities”, “Securities”, “Mexican Underwritten Securities”, “Mexican Option Securities”, “Mexican Securities” and “Global Securities” shall be deemed to refer, respectively, to Underwritten Shares, Option Shares, Shares, Mexican Underwritten Shares, Mexican Option Shares, Mexican Shares and Global Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

It is further understood and agreed that the Mexican Underwriter and the Underwriters (collectively, the “Global Underwriters”) have entered into an Agreement Between Underwriters and Mexican Underwriters dated the date hereof (the “Agreement Between Underwriters and Mexican Underwriters”), pursuant to which, among other things, the Mexican Underwriter may purchase from the Underwriters a portion of the Securities to be sold pursuant to this Underwriting Agreement and the Underwriters may purchase from the Mexican Underwriter a portion of the Mexican Securities to be sold pursuant to the Mexican Underwriting Agreement.

The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the International Preliminary Prospectus or the International Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement, the ADR Registration Statement, or the issue date of International Preliminary Prospectus or the International Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, International Preliminary Prospectus or the International Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the International Preliminary Prospectus or the International Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 23 hereof.

1.  Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter, as of the Execution Time and as of any Closing Date, as set forth below in this Section 1(i).

(a)  The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form F-3, including the related International Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed with the Commission a Registration Statement, one or more amendments thereto, including the related International Preliminary Prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission a Final International Prospectus relating to the Securities in accordance with Rule 424(b).  As filed, such Final International Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest International Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the Shares, which are to be offered and sold outside of Mexico, and one form of prospectus relating to the Mexican Shares, which are to be offered and sold in Mexico.

(b)  On the Effective Date, the Registration Statement did, and when the International Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the International Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the International Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the International Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the International Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)  The Company has filed with the Commission a registration statement (file number 333-116278) on Form F-6 for the registration under the Act of the offering and sale of the ADSs.  The Company may have filed one or more amendments thereto, each of which has previously been furnished to you.  Such ADR Registration Statement at the time of its effectiveness did comply, on the date hereof does comply and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the rules thereunder and at the Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)  The Disclosure Package and the price to the public, the number of Underwritten Shares, the number of Option Shares and the underwriting discount on the cover page of the International Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Shares, the number of Option Shares and the underwriting discount on the cover page of the International Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)  (i) At the time of the filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(g)  Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities to be delivered in the form of Common Shares, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire ownership of such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind; and, upon delivery of the Securities to be delivered in the form of ADSs as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such Securities on the records of DTC to securities accounts of the respective Underwriters and payment therefore pursuant hereto, (a) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform Commercial Code of New York (the “New York UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC, (b) the respective Underwriters will acquire security entitlement in respect of such Securities under Section 8-501 of the New York UCC and (c) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC;

(h)  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Global Underwriters in connection with (A) the delivery of the Shares in the manner contemplated by this Underwriting Agreement or the Mexican Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Global Underwriters of the Common Shares or the ADSs, as the case may be, as contemplated herein.

(i)  Except as described in the Disclosure Package and the International Prospectus, all dividends and other distributions declared and payable on the Shares may under current Mexican law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in the lawful currency of Mexico and may be converted into foreign currency that may be freely transferred out of Mexico in accordance with the Deposit Agreement.

(j)  The Company is not currently a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and currently expects to operate its business so as not to become a PFIC in the future.

(k)  The Company is not currently a “foreign personal holding company” within the meaning of the United States Internal Revenue Code of 1986, as amended.

(l)  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in Mexico with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the International Prospectus, and is duly qualified to do business in Mexico.

(m)  All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the International Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

(n)  The Company’s authorized equity capitalization is as set forth in the International Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the International Prospectus; the outstanding Common Shares (including the Securities being sold pursuant to the Global Underwriting Agreements by the Selling Shareholders have been duly and validly authorized and issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Global Securities or any Common Shares; and, except as set forth in the Disclosure Package and the International Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interest in the Company are outstanding.

(o)  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement, the International Preliminary Prospectus, or the International Prospectus, or to be filed as an exhibit to the Registration Statement or the ADR Registration Statement, which is not described or filed as required; and the statements in the International Prospectus and the International Preliminary Prospectus under the headings “Risk Factors”, “Market Information”, “Dividends and Dividend Policy”, “The Mexican Housing Market”, “Business”, “Description of Capital Stock”, “Description of American Depositary Receipts”, and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(p)  This Underwriting Agreement has been duly authorized, executed and delivered by the Company.  Each of the Mexican Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

(q)  The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Mexican Underwriting Agreement or in the Deposit Agreement, except (i) such as have been obtained or made under the Act, the Exchange Act and the Ley del Mercado de Valores (the “Mexican Securities Law”), including the approval to conduct the public offering of the Mexican Shares in Mexico, (ii) such as may be required under the securities laws of any jurisdiction in connection with the purchase and distribution of the Global Securities by the Global Underwriters in the manner contemplated herein and in the International Prospectus and (iii) the approval of certain special conditions in connection with the public offering in Mexico of the

Mexican Shares from the Mexican Stock Exchange, all of which approvals set forth in this subsection (iii) have been obtained as of the Closing Date.

(s)  Neither the issue and sale of the Global Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Mexican Underwriting Agreement or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of (ii) above, for such violations, conflicts, breaches or defaults that would not have, individually or in the aggregate, a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(t)  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as disclosed in the International Prospectus.

(u)  The historical consolidated financial statements of (i) the Company and its consolidated subsidiaries and (ii) Controladora Casas Beta, S.A. de C.V. (“Beta”), in each case included in the International Preliminary Prospectus, the International Prospectus and the Registration Statement present fairly in all material respects the financial condition and results of operations of the Company and Beta, respectively, and as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in Mexico (“Mexican GAAP”) applied on a consistent basis throughout the periods involved and have been reconciled to accounting principles generally accepted in the United States (“U.S. GAAP”) as required under the Act and regulations promulgated thereunder.  The selected financial data set forth under the caption “Selected Consolidated Financial Information” in the International Preliminary Prospectus, the International Prospectus and Registration Statement fairly present, on the basis stated in the International Preliminary Prospectus, the International Prospectus and the Registration Statement, the information included therein.  The pro forma financial statements and other pro forma financial information included in the International Preliminary Prospectus, in the International Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements (other than the pro forma financial information included in Exhibit I to the Preliminary International Prospectus and the International Prospectus) included in the International Preliminary Prospectus, the International Prospectus and the Registration Statement.  The pro forma financial statements included in the International Preliminary Prospectus, the International Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(v)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would have a material adverse effect on the ability of the Company to perform its obligations under this Underwriting Agreement, the Mexican Underwriting Agreement or the Deposit Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(w)  Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(x)  Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable except, in the case of (ii) and (iii) above, for such violations or defaults that would have, individually or in the aggregate, a Material Adverse Effect.

(y)  Galaz, Yamazaki, Ruiz Urquiza, S.C., a member of Deloitte, Touche & Tohmatsu International, who have certified certain financial statements of each of the Company and its consolidated subsidiaries and Beta and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements of the Company and Beta included in the Preliminary International Prospectus and the International Prospectus, are independent public accountants with respect to the Company and, with respect to the periods covered by the historical financial statements of Beta included in the International Preliminary Prospectus and the International Prospectus, Beta within the meaning of the Act and the applicable published rules and regulations thereunder.

(z)  The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(aa)  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing labor disturbance or strike by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would have, individually or in the aggregate, a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(bb)  The Company and each of its subsidiaries are insured under policies in full force and effect by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(cc)  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by Mexican corporate law or as described in or contemplated by the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(dd)  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (including all licenses necessary to develop and construct on any properties), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(ee)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

(ff)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Securities.

(gg)  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have, individually or in the aggregate, a Material Adverse Effect.

(hh)  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 thereof related to certifications.

(ii)  The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(jj)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ll)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)  Except as disclosed in the Registration Statement, the Disclosure Package and the International Prospectus, the Company does not have any material lending or other relationship with any entity, which to the knowledge of the Company, is a bank or lending affiliate of any Global Underwriter.

(nn)  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico or the United States.

(oo)  Since the date of the most recent financial statements included in the Disclosure Package (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)  Each Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

(a)  Such Selling Shareholder is the sole registered and beneficial owner of the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; upon the sale and delivery to the Underwriters of the Securities to be delivered in the form of Common Shares, and payment therefore, pursuant to this Underwriting Agreement, the Underwriters will acquire ownership of such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind; and, upon issuance by the Depositary of ADSs evidenced by ADRs against deposit in accordance with the provisions of the Deposit Agreement of the Underlying Shares to be sold by the Selling Shareholder to the Underwriters and delivery of such ADSs as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such ADSs on the records of DTC to securities accounts of the respective Underwriters and payment therefore pursuant hereto, (a) DTC will be a “protected purchasers” (as defined under Section 8-303 of the Uniform Commercial Code of New York (the “New York UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC, (b) the respective Underwriters will acquire a security entitlement in respect of such ADSs under Section 8-501 of the New York UCC and (c) no action based on adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC.

(b)  If such Selling Shareholder is an individual and is married, she is married under the separación de bienes regime and needs no consent from her spouse to enter into this Agreement and perform her obligations hereunder.

(c)  Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Securities.

(d)  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated in this Underwriting Agreement or the Mexican Underwriting Agreement, except: (i) such as may have been obtained under the Act, the Exchange Act and the Mexican Securities Law, (ii) such as may be required under the blue sky laws of any jurisdiction of the United States in connection with the purchase and distribution of the Global Securities by the Global Underwriters, (iii) the approval of certain special conditions in connection with the public offering in Mexico of the Mexican Shares from the Mexican Stock Exchange, all of which approvals set forth in this subsection (iii) have been obtained as of the Closing Date, and (iv) the approval by the Mexican National Banking and Securities Commission of any exercise of the over-allotment option by the Mexican Underwriter which approval shall have been obtained and shall remain in full force and effect at the time of any such exercise and at the time such Common Shares are delivered to the Mexican Underwriter.

(e)  None of the execution and delivery of this Underwriting Agreement or the Mexican Underwriting Agreement, the sale of the Global Securities being sold by such Selling Shareholder, the deposit of the Underlying Shares being sold by such Selling Shareholder with the Depositary in accordance with the terms of the Deposit Agreement or the consummation of any other of the transactions contemplated in this Underwriting

Agreement, the Mexican Underwriting Agreement or the Deposit Agreement by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or (ii) in the case of EIP only, its charter or by-laws or other constitutive documents or (iii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder (or, in the case of EIP, any of its subsidiaries) is a party or bound, or (iv) any judgment, order or decree applicable to such Selling Shareholder (or, in the case of EIP, any of its subsidiaries), of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder (or, in the case of EIP, any of its subsidiaries), except, in the case of (i), (iii) and (iv) above, for such breaches or violations as would not have a Material Adverse Effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby.

(f)  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Global Underwriters in connection with (A) the delivery of the Common Shares to be sold by the Selling Shareholders in the manner contemplated by this Underwriting Agreement and the Mexican Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Global Underwriters of the Common Shares or the ADSs, as the case may be, as contemplated herein.

(g)  In respect of any statements in or omissions from the Registration Statement and the ADR Registration Statement, the International Preliminary Prospectus, the International Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(d) and (i)(f) of this Section; it being understood and agreed that the only such information furnished by any Selling Shareholder (the “Selling Shareholder Information”) consists of (i) the name of such Selling Shareholder, (ii) the number of Securities to be offered by such Selling Shareholder; (iii) the number of shares of common stock beneficially owned by such Selling Shareholder before the offering and (iv) the number of shares of common stock beneficially owned by such Selling Shareholder after the offering, in each case as set forth in the table under the caption “The Principal Shareholders and Related Party Transaction-Principal Shareholders” and “Selling Shareholders” in any International Preliminary Prospectus and the International Prospectus.

(h)  In the case of EIP, this Underwriting Agreement has been duly authorized, executed and delivered by EIP.

(i)  In the case of each of the Mexican Selling Shareholders, this Agreement has been duly executed and delivered by such Selling Shareholder.

(j)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder (or, in the case of EIP, any of its subsidiaries) or its (or, in the case of EIP, their) property is pending or, to the best knowledge of such Selling Shareholder, threatened that (i) would have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Underwriting Agreement and the Mexican Underwriting Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the International Prospectus (exclusive of any supplement thereto).

(k)  Except as disclosed in the Registration Statement, the Disclosure Package and the International Prospectus, such Selling Shareholder does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any entity, which to its knowledge, is an affiliate of any Global Underwriter.

(l)  Neither such Selling Shareholder nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico or the United States.

Any certificate signed by any representative of any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders, at $ • per Common Share the amount of the Underwritten Securities to be sold by the Selling Shareholder as set forth in Schedule II hereto multiplied by a fraction, the numerator of which is the aggregate number of Underwritten Securities to be purchased by such Underwriter as set forth opposite such Underwriter’s name in Schedule III to this Underwriting Agreement and the denominator of which is the aggregate number of Underwritten Securities to be purchased by all the Underwriters.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, each Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule II hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Shares.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the International Prospectus upon written notice by the Representative to the Selling Shareholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.  In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Shareholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Shareholder and the number of Option Securities to be sold.

(c)  The Underwriters may elect to cause any Selling Shareholder to deposit on their behalf all or any portion of any Securities to be purchased by them hereunder pursuant to the Deposit Agreement.  Each Selling Shareholder agrees to cause such deposit promptly under any such request by the Representative on behalf of the Underwriters.

3.  Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Selling Shareholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the “Closing Date”).  Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Selling Shareholders to or upon the order of each of the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by each Selling Shareholder.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of Indeval, in the case of Common Shares and through the facilities of DTC, in the case of ADSs, unless the Representative shall otherwise instruct.

Each Selling Shareholder will pay all applicable stamp duties and transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Company and the Selling Shareholders and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.  The Selling Shareholders agree to pay or reimburse the Underwriters (to the extent incurred by them) for any fees and disbursements of the Depositary in connection with the deposit of Underlying Shares into the ADR facility.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Shareholders named in Schedule II hereto will deliver the Option Securities (at their own expense) through the facilities of

Indeval, in the case of Common Shares, and through the facilities of DTC, in the case of ADSs, unless the Representative shall otherwise instruct, on the date specified by the Representative (which shall be not less than three Business Days after exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Shareholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders named in Schedule II.  If settlement for the Option Securities occurs after the Closing Date, the Selling Shareholders will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

Any ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day prior to the applicable Closing Date.

It is understood and agreed that the Closing Date shall occur simultaneously with the purchase and sale of the Mexican Underwritten Shares under the Mexican Underwriting Agreement, and that the settlement date for any Option Securities occurring after the Closing Date, shall occur simultaneously with the settlement date under the Mexican Underwriting Agreement for any Mexican Option Securities occurring after the Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the International Prospectus.

5.  Agreements.

(i)  The Company agrees with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the International Prospectus or the International Preliminary Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the International Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (1) when the International Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the International Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or presentation and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)  If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the International Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Disclosure Package or the International Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the International Prospectus and (4) supply any supplemented International Prospectus to you in such quantities as you may reasonably request.

(d)  As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)  The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each International Preliminary Prospectus, the International Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and has paid the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)  The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)  The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Common Shares or ADSs; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(j)  The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii)  the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the International Preliminary Prospectus, the International Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement or the Mexican Underwriting Agreement and any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi)  the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange and the listing of the Common Shares on the Mexican Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable documented fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and (xi) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations under the Underwriting Agreements which are not otherwise specifically provided for in this Section 5.  In addition, the Company agrees to also pay or reimburse the Underwriters (to the extent incurred by them) for all expenses of the Underwriters, including all expenses incurred in connection with the roadshow and printing of roadshow materials, and all other out-of-pocket expenses of the Underwriters, including the fees and disbursements of their international and local legal counsel; provided that the aggregate reimbursement for all such expenses shall not exceed U.S.$200,000.

(ii)  Each Selling Shareholder agrees with the several Underwriters that:

(a)  Such Selling Shareholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs; or publicly announce an intention to effect any such transaction until the Business Day set forth on Schedule I hereto.

(b)  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(c)  If any of the following come to the attention of such Selling Shareholder, such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, results of operations, business or properties, (ii) any change in information in the Registration Statement, the ADR Registration Statement, the International Preliminary Prospectus, the International Prospectus or any Free Writing Prospectus, or any amendment or supplement thereto, relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectuses or any Free Writing Prospectus which comes to the attention of such Selling Shareholder.

(d)  Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e)  Such Selling Shareholder will comply with the agreement contained in Section 5(i)(g).

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and each Selling Shareholder contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and each Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective obligations under this Underwriting Agreement and to the following additional conditions:

(a)  The International Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  The Company and each Selling Shareholder shall have requested and caused Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Company and the Selling Shareholders, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative in the form and substance satisfactory to the Representative.

(c)  The Company and the Selling Shareholders shall have requested and caused Mijares, Angoitia, Cortes y Fuentes, S.C., special Mexican counsel for the Company and the Selling Shareholders, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative in the form and substance satisfactory to the Representative.

(d)  The Depositary shall have requested and caused Ziegler, Ziegler & Associates LLP, counsel for the Depositary, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative in the form and substance satisfactory to the Representative.

(e)  EIP shall have requested and caused NautaDutilh BVBA, special Belgium counsel for EIP, and Milbank, Tweed, Hadley & McCloy LLP, special Delaware counsel for EIP, to have furnished to the Representative their opinions, dated the Closing Date, and addressed to the Representative in the form and substance satisfactory to the Representative.

(f)  The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Underwriters and Ritch Mueller, S.C., Mexican counsel to the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectuses (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectuses, the Disclosure Package and any amendments or supplements thereto, any supplements to the Global Underwriting Agreements and that:

(i)                                     the representations and warranties of the Company in this Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the International Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(h)  Each Selling Shareholder shall have furnished to the Representative a certificate, signed by such Selling Shareholder (and, in the case of EIP, signed by the principal operating officer of EIP), dated the Closing Date, attaching true and correct copies of any relevant powers of attorney and to the effect that the signers of such certificate have carefully examined the Registration, the ADR Registration Statement, the Prospectuses, any Issuer Free Writing Prospectus, any amendments or supplements thereto and the Underwriting Agreement, and that the representations and warranties of each Selling Shareholder in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(i)  The Company shall have requested and caused Galaz, Yamazaki, Ruiz Urquiza, S.C., a member firm of Deloitte Touche Tohmatsu International to have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in the form and substance satisfactory to the Representative.

(j)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the International Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectuses (exclusive of any supplement thereto).

(k)  The closing of the purchase of the Mexican Underwritten Securities to be issued and sold by the Company and each Selling Shareholder pursuant to the Mexican Underwriting Agreement shall occur concurrently with the closing of the purchase of the Underwritten Securities described herein.

(l)  The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representative and the Deposit Agreement shall be in full force and effect;

(m)  (i)  The Depositary shall have furnished or caused to be furnished to the Representative certificates satisfactory to the Representative evidencing the deposit with the custodian of the Underlying Shares in respect of which ADSs on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(ii)                                  Any Securities to be delivered in the form of Common Shares shall have been deposited and credited to the account designated by the Representative with Indeval;

(iii)                               Such other matters related thereto as the Representative reasonably request shall have been addressed to the Representative’s satisfaction.

(n)  Prior to the Closing Date, the Company and each Selling Shareholder shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(o)  The ADSs shall have been approved for listing and authorized and admitted for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representative.

(p)  All approvals required under the laws of Mexico at the Closing Time shall have been obtained including the registration of the Global Shares with the Securities and Special Sections of the National Registry of Securities, the approval of the public offering by the Mexican National Banking and Securities Commission, the listing and admittance and authorization for trading of the Global Shares by the Mexican Stock Exchange and the approval of certain special conditions in connection with the public offering in Mexico of the Mexican Shares from the Mexican Stock Exchange.

(q)  At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and Eustaquio Tomás de Nicolás Gutiérrez, José Ignacio de Nicolás Gutiérrez, Gerardo de Nicolás Gutiérrez and Carlos Romano y Micha addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, in the ADR Registration Statement as originally filed or in any amendment thereof, or in any International Preliminary Prospectus, the International Prospectus, the Mexican Preliminary Prospectus, the Mexican Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Selling Shareholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder and, in the case of EIP, each person who controls EIP, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Shareholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”: (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the paragraph related to stabilization, syndicate covering transactions and penalty bids and (C) the seventh paragraph thereof describing the intersyndicate agreement in any International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any International Preliminary Prospectus, or International Prospectus or any Issuer Free Writing Prospectus.

(d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)  In the event that the indemnity provided in paragraph (a), (b)  or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Underwriting Agreement.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them in the aggregate, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)  The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Shareholder to the Underwriters.  The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule III hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such no defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any defaulting Underwriter, any Selling Shareholder or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectuses or in any other documents or arrangements may be effected.  Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any Selling Shareholder and any non-defaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

10.  Termination.  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and to the Selling Shareholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Shares or ADSs shall have been suspended by the Commission, the Mexican National Banking and Securities Commission, or the Mexican Stock Exchange or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or Mexican authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or Mexico, (iv) there shall have occurred a downgrading in the ratings of any of the Company’s debt securities by a nationally recognized statistical rating agency or a notice shall have been given of an intended or potential downgrade in such ratings or of any surveillance or review with possible negative implications for such ratings, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Mexico of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the International Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholders and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12.  Notices.  All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Andador Javier Mina 891-B, Colonia Centro Sinaloa, 80200 Culiacán, Sinaloa, México (fax no.: (52667) 758-5821) and confirmed to it at (52667) 758-5800, attention of Gerardo de Nicolás Gutiérrez;] or if sent to the Selling Shareholders, will be mailed or delivered to Dinamarca No. 20 Piso 1 Col. Juárez, C.P. 06600 Distrito Federal, México.

13.  Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14.  No Fiduciary duty.  The Company and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholders agrees that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Shareholder on related or other matters).  The Company and the Selling Shareholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe agency, fiduciary or similar duty to the Company or any of the Selling Shareholders, in connection with such transaction or the process leading thereto.

15.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  Applicable Law and Waiver of Trial by Jury.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereto each hereby waive any right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.  Jurisdiction.  Each of the Underwriters, the Company and each Selling Shareholder agree that any suit, action or proceeding against such person brought by any other such person, the directors, officers, employees and agents of such person, or by any person who controls such person, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court or in the courts of Mexico, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and any right to which it may be entitled on account of place of residence or domicile, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding.  Each of the Company and each Selling Shareholder has appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served personally in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding.  Each of the Company and each Selling Shareholder hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and each Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Personal service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders.

The provisions of this Section 17 shall survive any termination of this Underwriting Agreement, in whole or in part.

18.  Currency.  Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence.  To the fullest extent permitted by law, the obligations of each of the Company and each Selling Shareholder in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or any Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of any of the Company or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19.  Waiver of Immunity.  To the extent that any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and each Selling Shareholder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

20.  Taxes.  The Company and each Selling Shareholder agree to make all payments in respect of this Underwriting Agreement free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges imposed or levied by or on behalf of Mexico or any political subdivision or taxing authority thereof or therein (all such duties, assessments, fees or other governmental charges being referred to as “Mexican Taxes”), unless such withholding or deduction is required by law.  In that event, the Company and each Selling Shareholder will pay to the Representative, on behalf of the Underwriters, such additional amounts as may be necessary in order that every net payment made by the Company and each Selling Shareholder in respect of this Underwriting Agreement after deduction or withholding for or on account of any such present or future Mexican Taxes will not be less than the amount then due and payable in respect of this Underwriting Agreement.

21.  Counterparts.  This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.  Headings.  The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

23.  Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Mexico City, Mexico.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus as of the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Global Securities” shall mean the Securities and the Mexican Securities.

“Global Shares” shall mean the Shares and the Mexican Shares.

“International Preliminary Prospectus” shall mean any preliminary prospectus which describes the Securities and the offering thereof and is used prior to filing of the International Prospectus.

“International Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Mexican Preliminary Prospectus” shall mean the preliminary prospectus approved for the offering by the Mexican National Banking and Securities Commission.

“Mexican Prospectus” shall mean the final prospectus approved for the offering by the Mexican National Banking and Securities Commission.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Prospectuses” and “each Prospectus” shall mean the International Prospectus and the Mexican Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(i)(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representative” shall mean Citigroup Global Markets Inc.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Selling Shareholders” shall mean the persons named on Schedule II to the Underwriting Agreement.

“Statutory Prospectus” shall mean, as of any time, the prospectus relating to the Securities that is included in the registration statement relating to the Securities immediately prior to that time, including any document incorporated by reference therein.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company and the Selling Shareholders to the Underwriters.

“Underwriters” shall mean the several underwriters named in Schedule III to the Underwriting Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, each Selling Shareholder and the several Underwriters.

Very truly yours,

DESARROLLADORA HOMEX, S.A. DE C.V.

By:

Name:
Title:

EIP INVESTMENT HOLDINGS LLC BVBA

By:

Name:
Title:

EUGENIA GUAKIL ABEN

By:

ESTRELLA DABAH KANAN

By:

ELAINE SANDRA KLINEBERG CRASTER

By:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By: Citigroup Global Markets Inc.

By:

Name:
Title:

For itself and the other
several Underwriters named in
Schedule III to the foregoing
Agreement.

SCHEDULE I

Underwriting Agreement dated: January •, 2006.

Registration Statement No. 333-130425

Representative: Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: Common Shares in the form of Common Shares or American Depositary Shares each representing Six Common Shares

Price per Share to Public (include accrued dividends, if any): •

Price per Share to the Underwriters – Total: •

Other provisions: None

Closing Date, Time and Location: at the offices of Cleary Gottlieb Steen & Hamilton LLP on January •, 2006     at 9:00 a.m.

Type of Offering:  Non-Delayed

Date referred to in Section 5(i)(h) and 5(ii)(a) after which the Company and the Selling Shareholders, respectively, may offer or sell securities issued by the Company without the consent of the Representative(s): July •, 2006

SCHEDULE II

Selling Shareholders:	Number of Underwritten Shares to be Sold	Maximum Number of Option Shares to be Sold
EIP Investment Holdings LLC BVBA Two North Riverside Plaza, Suite 700 Chicago, IL 60606 Fax: (312) 466 —3385

Eugenia Guakil Aben Dinamarca No. 20 Piso 1 Col. Juárez, C.P. 06600 Distrito Federal, México

Elaine Sandra Klineberg Craster Dinamarca No. 20 Piso 1 Col. Juárez, C.P. 06600 Distrito Federal, México

Estrella Dabah Kanan Dinamarca No. 20 Piso 1 Col. Juárez, C.P. 06600 Distrito Federal, México

Total	•	•

SCHEDULE III

Underwriters	Number of Common Shares to be Purchased

Citigroup Global Markets Inc	•

Morgan Stanley & Co. Incorporated	•

Merrill Lynch, Pierce, Fenner & Smith Incorporated	•

•

Total	•

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

EXHIBIT A

[Form of Lock-Up Agreement]

Desarrolladora Homex, S.A. de C.V.
Public Offering of Common Shares in the form of Common Shares or American Depositary Shares

January • , 2006

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Homex Desarrolladora, S.A. de C.V. (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares in the form of Common Shares or American Depositary Shares (each representing six Common shares) (the “Shares”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than the Shares disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or
major shareholder]

[Name and address of officer, director or major shareholder]

S-3